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                                      EXHIBIT 11

                      GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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                                                            Three Months Ended                       Six Months Ended
                                                      ------------------------------          ------------------------------
                                                      August 31           August 31           August 31           August 31
                                                         1996                1995                1996                1995
                                                      ----------          ----------          ----------          ----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                        30,231,315          25,986,081          28,745,972          25,860,931
 ADD SHARES ISSUABLE PURSUANT TO WARRANT
   AGREEMENTS LESS SHARES ASSUMED
   REPURCHASED AT THE AVERAGE MARKET PRICE                98,444  (1)         21,917  (1)         99,617  (1)         21,741  (1)
 ADD SHARES ISSUABLE ASSUMING CONVERSION
   OF SERIES C PREFERRED STOCK INTO
   COMMON STOCK                                                0             140,625  (1)              0  (1)        140,625  (1)
 ADD SHARES ISSUABLE PURSUANT TO STOCK
   OPTIONS LESS SHARES ASSUMED REPURCHASED
   AT THE AVERAGE MARKET PRICE                                 0  (1)        191,930  (1)          8,150  (1)        188,917  (1)
                                                      ----------          ----------          ----------          ----------
TENTATIVE NUMBER OF SHARES FOR COMPUTATION
   OF PRIMARY EARNINGS PER SHARE                      30,329,759          26,340,553          28,853,739          26,212,214

 ADD ADDITIONAL SHARES ISSUABLE PURSUANT TO
   WARRANT AGREEMENTS LESS SHARES ASSUMED
   REPURCHASED AT THE HIGHER OF THE PERIOD
   END OR AVERAGE MARKET PRICE                                 0                 180                   0                  90
 ADD ADDITIONAL SHARES ISSUABLE PURSUANT TO
   STOCK OPTIONS LESS SHARES ASSUMED
   REPURCHASED AT THE HIGHER OF THE PERIOD
   END OR AVERAGE MARKET PRICE                                 0               3,070                   0               1,535
 ADD ADDITIONAL DILUTIVE SHARES ISSUABLE
   ASSUMING CONVERSION OF SERIES B, G, J,
   K, L, M, N & A PREFERRED STOCK INTO
   COMMON STOCK                                       48,703,024          38,567,623          45,194,733          37,295,782
                                                      ----------          ----------          ----------          ----------
TENTATIVE NUMBER OF SHARES FOR COMPUTION
   OF FULLY DILUTED EARNINGS PER SHARE                79,032,783          64,911,426          74,048,472          63,509,621
                                                      ----------          ----------          ----------          ----------
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 LOSS APPLICABLE TO COMMON STOCK                       ($875,410)          ($437,982)        ($1,929,208)          ($942,706)
 ADD PROVISION FOR PREFERRED DIVIDENDS
   RELATING TO CONVERTIBLE PREFERRED STOCK               680,926             574,054           1,335,213           1,115,390
                                                      ----------          ----------          ----------          ----------
NET EARNINGS FOR COMPUTATION OF FULLY
 DILUTED EARNINGS PER SHARE                            ($194,484)           $136,072           ($593,995)           $172,684
                                                      ----------          ----------          ----------          ----------
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EARNINGS PER COMMON SHARE - PRIMARY,
 INCLUDING COMMON STOCK EQUIVALENTS                       ($0.03)             ($0.02)             ($0.07)             ($0.04)
                                                      ----------          ----------          ----------          ----------
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(1) NOT USED IN PRIMARY EARNINGS PER SHARE
    CALCULATION AS EFFECT WOULD BE ANTIDILUTIVE.